                       ASSET AND SHARE PURCHASE AGREEMENT



                                     BETWEEN



                              1308870 ONTARIO INC.



                                     - AND -



                                  SOFTQUADINC.



                                     - AND -



                           SOFTQUAD INTERNATIONAL INC.



                           MADE AS OF NOVEMBER 6, 1998

                                TABLE OF CONTENTS


                                                                            PAGE
ARTICLE 1         INTERPRETATION...............................................1

         1.01.    Defined Terms................................................1

         1.02.    Knowledge....................................................3

         1.03.    Schedules....................................................3

         1.04.    Currency.....................................................3

         1.05.    Choice of Law and Attorney...................................3

         1.06.    Interpretation Not Affected by Headings or Party Drafting....4

         1.07.    Number and Gender............................................4

         1.08.    Time of Essence..............................................4

ARTICLE 2         PURCHASE AND SALE............................................4

         2.01.    Purchased Assets.............................................4

         2.02.    Unassignable Contracts.......................................8

         2.03.    Excluded Assets..............................................8

         2.04.    Assumed Liabilities..........................................9

         2.05.    Excluded Liabilities and Indemnity...........................9

         2.06.    Purchased Shares............................................10

         2.07.    Purchase Price..............................................11

         2.08.    Payment of Purchase Price...................................11

         2.09.    Allocation of Purchase Price................................11

         2.10.    Section 22 Election Re: Accounts Receivable.................11

         2.11.    Payment of Taxes............................................11

         2.12.    Goods and Services Tax Exemption............................11

ARTICLE 3         REPRESENTATIONS AND WARRANTIES..............................12

         3.01.    Representations and Warranties by the Vendor and SoftQuad...12

                  (1)      Corporate Matters..................................12

                  (2)      No Other Purchase Agreements.......................13

                  (3)      Contractual and Regulatory Approvals...............13

                  (4)      Governmental Licences..............................13

                  (5)      Compliance with Constating Documents, Agreements
                           and Laws...........................................13

                  (6)      Intellectual Property Rights.......................14

                                TABLE OF CONTENTS

                                                                            PAGE
                  (7)      Financial Records..................................15

                  (8)      Liabilities........................................15

                  (9)      Absence of Certain Change or Events................15

                  (10)     Tax Matters........................................16

                  (11)     Litigation.........................................16

                  (12)     Environmental Matters..............................16

                  (13)     Title to Assets....................................16

                  (14)     Real Properties....................................16

                  (15)     Leased Premises....................................16

                  (16)     Works Orders and Deficiencies......................17

                  (17)     Lease of Personal Property.........................17

                  (18)     Affiliates.........................................18

                  (19)     Partnerships or Joint Ventures.....................18

                  (20)     Restriction on Doing Business......................18

                  (21)     Warranties and Discounts...........................18

                  (22)     Licences, Agency and Distributorship Agreements....19

                  (23)     Outstanding Agreements.............................19

                  (24)     Good Standing of Agreements........................19

                  (25)     Employees..........................................20

                  (26)     Employment Agreements..............................20

                  (27)     Labour Matters and Employment Standards............20

                  (28)     Employee Benefit and Pension Plans.................20

                  (29)     Insurance..........................................21

                  (30)     Non-Arm's Length Matters...........................21

                  (31)     Government Assistance..............................21

                  (32)     Compliance with Laws...............................22

                  (33)     Complete Conveyance................................22

                  (34)     Vendor Residency...................................22

                  (35)     Copies of Documents................................22

                  (36)     Disclosure.........................................22

                                TABLE OF CONTENTS


                                                                            PAGE
         3.02.    Representations and Warranties by SoftQuad..................22

                  (1)      Corporate Authority and Binding Obligation.........22

                  (2)      Status of UK.......................................22

                  (3)      Authorized and Issued Capital of UK................23

                  (4)      No Other Purchase Agreements.......................23

         3.03.    Representations and Warranties by the Purchaser.............23

                  (1)      Corporate Authority and Binding Obligation.........23

                  (2)      Authorized and Issued Capital of the Purchaser.....23

                  (3)      No Other Purchase Agreements.......................24

                  (4)      Contractual and Regulatory Approvals...............24

                  (5)      Compliance with Constating Documents, Agreements
                           and Laws...........................................24

                  (6)      Investment Canada Act..............................24

ARTICLE 4         SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES..25

         4.01.    Survival of Warranties by the Vendor and SoftQuad...........25

         4.02.    Survival of Warranties by Purchaser.........................25

         4.03.    Limitations on Warranty Claims..............................25

ARTICLE 5         COVENANTS...................................................26

         5.01.    Covenant by the Vendor and SoftQuad.........................26

                  (1)      Investigation of Business and Examination of
                           Documents..........................................26

                  (2)      Conduct of Business................................26

                  (3)      Transfer of Purchased Assets and Purchased Shares..27

                  (4)      General Conveyance.................................27

                  (5)      Retail Sales Tax...................................27

                  (6)      Bulk Sales Act Legislation.........................27

                  (7)      Pledge of Shares...................................27

                  (8)      Transfer of Assumed Contracts......................28

                  (9)      Payment to the Purchaser...........................28

                  (10)     Loan to the Purchaser..............................28

                  (11)     Non-Competition Agreement..........................28

                                TABLE OF CONTENTS

                                                                            PAGE
                  (12)     Licence Agreement re SoftQuad......................28

                  (13)     Assignment of Loans to UK..........................28

                  (14)     Assignment of Accounts Receivable..................28

         5.02.    Covenants by the Purchaser..................................28

                  (2)      Employees..........................................29

                  (3)      Post-Closing Access................................30

                  (4)      Use of Names.......................................30

                  (5)      Investment Canada Act..............................30

ARTICLE 6         CONDITIONS..................................................30

         6.01.    Conditions to the Obligations of the Purchaser..............30

                  (1)      Accuracy of Representations and Warranties and
                           Performance of the Covenants.......................30

                  (2)      No Restraining Proceedings.........................31

                  (3)      Consents...........................................31

                  (4)      Estoppel Certificates..............................31

                  (5)      Employee...........................................31

                  (6)      Leases for Premises................................31

                  (7)      North American Distribution........................31

                  (8)      Advance to the Purchaser...........................31

                  (9)      Indemnity and Share Pledge.........................32

                  (10)     Non-Competition Agreement..........................32

                  (11)     Licence Agreement re SoftQuad......................32

                  (12)     Assignment Agreements re Vendor's Trademarks
                           and Software.......................................32

                  (13)     Assignment of Loans to UK Agreement................32

                  (14)     Shareholders' Agreement............................32

                  (15)     Protege Contract...................................32

                  (16)     Payment of Accounts Payable Not Assumed............32

                  (17)     Employee Stock Loans...............................32

                  (18)     Opinion of Vendor Counsel..........................32

         6.02.    Waiver or Termination by Purchaser..........................33

                                                                            PAGE
         6.03.    Conditions to the Obligations of the Vendor.................33

                  (1)      Accuracy of Representations and Warranties and
                           Performance of Covenants...........................33

                  (2)      No Restraining Proceedings.........................33

                  (3)      Consents...........................................34

                  (4)      Shareholders' Agreement............................34

                  (5)      Promissory Note....................................34

                  (6)      Opinion of Purchaser's Counsel.....................34

         6.04.    Waiver or Termination by Vendor.............................34

ARTICLE 7         CLOSING.....................................................34

         7.01.    Closing Arrangements........................................34

         7.02.    Documents to be Delivered...................................34

ARTICLE 8         INDEMNIFICATION AND SET-OFF.................................35

         8.01.    Indemnity by SoftQuad and the Vendor........................35

         8.02.    Indemnity by the Purchaser..................................36

         8.03.    Provisions Relating to Indemnity Claims.....................36

         8.04.    Right to Set -Off...........................................38

ARTICLE 9         GENERAL PROVISIONS..........................................38

         9.01.    Further Assurance...........................................38

         9.02.    Remedies Cumulative.........................................38

         9.03.    Notices.....................................................39

         9.04.    Counterparts................................................40

         9.05.    Expenses of Parties.........................................40

         9.06.    Brokerage and Finder's Fees.................................40

         9.07.    Announcements...............................................41

         9.08.    Assignment..................................................41

         9.09.    Successors and Assigns......................................41

         9.10.    Entire Agreement............................................41

         9.11.    Waiver......................................................41

         9.12.    Amendments..................................................41

                                    SCHEDULES

Schedule No.               Description
------------               -----------

2.01(a)                    Cash and Bank Balances
2.01(b)                    Accounts Receivable
2.01(c)                    Inventories
2.01(e)                    Machinery, Equipment, Furniture and Furnishings
2.01(f)                    Leased Equipment and Vehicles
2.01(g)                    Computer Equipment
2.01(h)                    Leased Computer Equipment
2.01(i)                    Leased Premises
2.01(k)                    Customer Contracts
2.01(m)                    Technology, Intellectual Property and Software
2.01(o)                    Licence Rights
2.04 (a)                   Assumed Liabilities
2.08                       Not Used
2.09                       Allocation of Purchase Price
3.01(3)                    Vendor's Contractual and Regulatory Approvals
3.01(6)                    Intellectual Property Rights
3.01(11)                   Litigation
3.01(12)                   Environmental Matters
3.01(13)                   Encumbrances to be Discharged
3.01(21)                   Warranties and Discounts
3.01(23)                   Contracts, Leases and Agreements
3.01(25)                   Employees
3.01(27)                   Labour Matters and Employment Standards
3.01(28)                   Employee Pension Plans
3.01(29)                   Insurance Policies
3.01(30)                   Non-Arm's Length Matters
3.01(31)                   Government Assistance
5.01 (10)                  Form of Promissory Note
5.01(11)                   Form of Non-Competition Agreement
5.01(12)                   Form of Trademark Licence Agreement
5.01(13)                   Form of U.K. Loan Assignment
6.01(7)                    Form of Agreement with Alpha Software Corporation
6.01(9)                    Form of Indemnity and Share Pledge Agreement
6.01(12)                   Form of Assignment Agreement re: Vendor's Trademarks
                           and Software Assignment Agreement
6.01(14)                   Form of Shareholders' Agreement
6.01(18)                   Opinion of Vendor's Counsel
6.03(6)                    Opinion of Purchaser's Counsel

                       ASSET AND SHARE PURCHASE AGREEMENT


         THIS AGREEMENT made as of this 6th day of November, 1998.  AMONG:

                  1308870 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario (the "PURCHASER")

                                     - and -

                  SOFTQUAD INC., a corporation amalgamated under the laws of the Province of Ontario (the "VENDOR").

                                     - and -

                  SOFTQUAD INTERNATIONAL INC., a corporation continued under the laws of the Province of New Brunswick ("SOFTQUAD").

         WHEREAS the Vendor is engaged in the development, marketing, licensing and sale of certain software products;

         AND WHEREAS the Vendor wishes to sell, and the Purchaser wishes to purchase, the undertaking and the assets of such business upon the terms and subject to the conditions hereinafter contained;

         NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.01.    Defined Terms
         -------------

         In this Agreement and in the Schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will, have the following meanings:

(a) "AFFILIATE" of any person means any corporation which, directly or indirectly, is controlled by, controls or is under direct or indirect common control with such person;

(b) "ARM'S LENGTH" has the meaning ascribed to such term under the Income Tax Act (Canada);

(c) "ASSUMED CONTRACTS" means all contracts, agreements, orders, commitments and other engagements by or with third parties relating to the Business which are included in the Purchased Assets;

(d) "ASSUMED LIABILITIES" means the liabilities of the Vendor which are to be assumed by the Purchaser pursuant to Section 2.04 hereof,

(e) "BUSINESS" means the business carried on by the Vendor which primarily involves the development, marketing, licensing and sale of certain software products;

(f) "BUSINESS DAY" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in the City of Toronto;

(g) "CLOSING DATE" means November 6, 1998 or such other date as the Vendor and Purchaser may agree upon;

(h) "CLOSING TIME" means 4 p.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the parties hereto may agree upon;

(i) "CONDITION OF THE BUSINESS" means the condition of the assets, liabilities, operations, activities, earnings, prospects, affairs or financial position of the Business;

(j) "CONTROL" means, with respect to any corporation, the ownership of more than 50% of the voting shares of that corporation, including any shares which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing;

(k) "CUSTOMER CONTRACTS" means any and all agreements entered into between the Vendor and one or more third parties relating to the sale or provision of goods or services by the Vendor to such third parties in connection with the Business, including unfilled orders, commitments and other engagements by or with such third parties; including without limitation, those listed on Schedule 2.01(k) attached hereto;

(l)      "EFFECTIVE DATE" means September 30, 1998;

(m) "ENCUMBRANCES" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(n)      "EXCLUDED ASSETS" means those assets of the Business referred to in
         Section 2.03 hereof;

(o) "EXCLUDED LIABILITIES" means all liabilities of the Vendor relating to the Business other than the Assumed Liabilities;

(p) "LEASED PREMISES" means all premises leased by the Vendor under the Leases;

(q) "LEASES" means the leases and the agreements to lease under which the Vendor leases any real property, all of which are listed in Schedule 2.01(i) attached hereto;

(r) "LICENCE RIGHTS" means all licence rights granted to the Vendor by third parties relating to the Business; including without limitation, those listed on Schedule 2. 01 (o) attached hereto;

(s) "PERSON" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

(t) "PURCHASE PRICE" means the amount calculated, pursuant to Section 2.06 hereof, which amount is payable by the Purchaser to the Vendor for all of the Purchased Assets, as provided herein;

(u) "PURCHASED ASSETS" means the undertaking and assets of the Business which are to be sold by the Vendor to the Purchaser pursuant to Section
         2.01 hereof;

(v) "PURCHASED SHARES" means 100 Ordinary Shares in the capital of UK, being all of the issued and outstanding shares of UK;

(w)      "UK" means SoftQuad UK Limited;

(x) "UK LOAN" means the amount owed by UK to SoftQuad at the Time of Closing; and

(y) "WARRANTY CLAIM" means a claim made by either the Purchaser or the Vendor based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

1.02.    Knowledge
         ---------

         Any reference herein to "the knowledge" of the Vendor and/or SoftQuad will mean the actual knowledge of the Vendor and/or SoftQuad and the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.03.    Schedules
         ---------

         The Schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

1.04.    Currency
         --------

         Unless otherwise indicated, all dollar amounts referred to in this agreement are in lawful money of Canada.

1.05.    Choice of Law and Attorney
         --------------------------

         This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties agree that the courts of that Province will have exclusive jurisdiction to determine all disputes and claims arising between the parties.

1.06.    Interpretation Not Affected by Headings or Party Drafting
         ---------------------------------------------------------

         The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof', "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

1.07.    Number and Gender
         -----------------

         In this Agreement, unless there is something in the subject matter or context inconsistent therewith,

         (a) words in the singular number include the plural and such words shall be construed as if the plural had been used,

         (b) words in the plural include the singular and such words shall be construed as if the singular had been used, and

         (c) words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

1.08.    Time of Essence
         ---------------

         Time shall be of the essence hereof.

                                    ARTICLE 2
                                PURCHASE AND SALE

2.01.    Purchased Assets
         ----------------

         Subject to Section 2.02 and on the terms and subject to the fulfillment of the conditions hereof, the Vendor hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor, the undertaking of the Business as a going concern and all properties, assets, rights and interests of the Vendor related to the Business of every kind and description and wheresoever situate (which purchased assets are referred to herein as the "Purchased Assets"), except for the Excluded Assets. Without limiting the generality of the foregoing, the Purchased Assets will include all assets of the Business, other than

                  (i)      Excluded Assets, and

                  (ii) assets which have been disposed of or consumed in the ordinary course of the Business since the Effective Date,

and will include the following assets:

         (a) CASH AND BANK BALANCES: all cash, bank balances, monies in the possession of banks and other depositories, term or time deposits, guaranteed investment certificates, treasury bills, other securities and other similar cash or cash-equivalent items owned by the Vendor as of the Closing Date, including, without limitation, those amounts set out in Schedule 2.01 (a) attached hereto;

         (b) ACCOUNTS RECEIVABLE: all accounts receivable relating to the Business as of the Closing Time including without limitation, those referred to in Schedule 2.01(b) which are as at the Effective Date and attached hereto;

         (c) INVENTORIES: all inventories of or relating to the Business as of the Closing Time, including without limitation, those items referred to in Schedule 2.01(c) and all packaging materials, works in progress and finished applications;

         (d) PREPAID EXPENSES: all prepaid expenses relating to the Business as of the Closing Time, including without limitation, business taxes, rents, telephone and insurance relating to the Business and all deposits with public utilities, municipal, governmental and other public authorities but excluding income or other taxes which are personal to the Vendor;

         (e) MACHINERY, EQUIPMENT, FURNITURE AND FURNISHINGS: all machinery, equipment, furniture, furnishings and other miscellaneous items used in or relating to the Business including, without limitation, all those listed in Schedule
                  2.01 (e) attached hereto;

         (f) LEASED EQUIPMENT AND VEHICLES: all right and interest of the Vendor in and under leases of equipment (other than computer hardware) and vehicles used in or relating to the Business including, without limitation, all leases and other agreements listed in Schedule 2.01(f) attached hereto;

         (g) COMPUTER EQUIPMENT: all of the Vendor's right, title and interest in all computer hardware used in the Business including, without limitation, that described in Schedule 2.01(g) attached hereto;

         (h) LEASED COMPUTER EQUIPMENT: all the Vendor's right and interest in all computer hardware used in the Business leased by the Vendor from third parties including, without limitation, that described in Schedule 2.01(h) attached hereto;

         (i) LEASED PREMISES AND LEASEHOLD IMPROVEMENTS: all right and interest of the Vendor in and to the Leased Premises and under the Leases (all of which are described in Schedule 2.01(i) attached hereto) including, without limitation, any prepaid rent and security deposits thereunder and all leasehold improvements owned by the Vendor and forming part of the Leased Premises subject to the terms and conditions of the Leases;

         (j) CUSTOMER LISTS AND INFORMATION: all customer lists, prospect lists, files, data and information relating to customers and prospective customers of the Business as of the Closing Time;

         (k) CUSTOMER CONTRACTS: all right, title and interest of the Vendor in and to all Customer Contracts, including licensing agreements and distribution agreements, including, without limitation, those listed in Schedule 2.01 (k) attached hereto;

         (l) BUSINESS RECORDS: copies of all books, records, files and documents relating to the Business, including without limitation, books of account, ledgers, journals, sales and purchase records, lists of suppliers, credit information, cost and pricing information, business reports, plans and projections and all other correspondence, data and information, financial or otherwise, in any format and media whatsoever, related to the Business;

         (m) GOODWILL, NAME ETC.: the goodwill of the Business, together with the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor (and, subject to subsection 5.02(4), rights in and title to the names associated with the Business; including without limitation, those listed in Schedule 2.01(m) attached hereto);

         (n) TECHNOLOGY, INTELLECTUAL PROPERTY AND SOFTWARE: subject to subsections 5.02(4), the intellectual property which is the subject matter of the trademark licence agreement attached hereto as Schedule 5.01(12), all trade secrets, research data, designs, proprietary know-how, processes, technical information, specifications and materials in whatever form or media recording or evidencing technology or proprietary information used in or relating to the Business, and all rights and interests in and to all inventions, patents, applications for patents, copyrights, trade marks, trade mark registrations, trade mark applications, trade names, brands, styles, logos, industrial designs and any and all other intellectual property used in or relating to the Business, and all computer software, licences, sub-licences used in the Business including, without limitation, all those relating to computer programs, system and application software and rights to all related codes (including source codes), specifications, documentation, revisions, enhancements and modifications thereto, tools, utilities and other supporting materials, in whatever form and media, including, without limitation, the trademarks, copyrights, patents, licenses and agreements listed in Schedule 2.01(m) and the software which is the subject matter of the software agreement attached hereto as
                  Schedule 5.01(12), but not including intellectual property licensed by the Vendor from third parties;

         (o) LICENCE RIGHTS: all licences (including non-exclusive rights, permits, approvals, consents, registrations, certificates and other authorizations) relating to the Business granted to the

                  Vendor by any third party under all contracts and agreements (written or oral), including, without limitation, those listed in Schedule 2.01(o) attached hereto;

         (p) REGULATORY LICENCES: all licences, registrations and qualifications of the Business required by any governmental or regulatory authority, to the extent transferable;

         (q) INSURANCE BENEFITS: any benefits payable under all insurance policies relating to the Business or the other Purchased Assets in respect of claims based on occurrences prior to the Closing Time;

         (r) SUPPLY CONTRACTS: the full benefit of all contracts providing for the supply of goods and services to the Business;

         (s) WARRANTY RIGHTS AND MAINTENANCE CONTRACTS: the full benefit of all warranties and warranty rights (express and implied) against manufacturers or sellers which apply to any of the Purchased Assets and all maintenance contracts on equipment and the other Purchased Assets;

         (t) MARKETING MATERIALS: all right, title and interest of the Vendor in and to marketing materials relating to the Business and including, without limitation, trade show booths, marketing agreements, marketing collateral and marketing materials;

         (u) INCOME TAX REFUNDS: investment tax credits, income tax refunds and other tax credits and refunds receivable by the Vendor for the period to and including the Effective Date;

         (v) INTERLEAF AGREEMENT: the benefit and obligations of the Vendor contained in and to Sections 1.4, 11.2(b) and (c) the asset purchase agreement between the Vendor and Interleaf, Inc. dated as of September 11, 1998 (the "INTERLEAF AGREEMENT") and a letter agreement between the Vendor and Interleaf, Inc. dated as of September 11, 1998 (the "CO-MARKETING AGREEMENT") and the Purchaser agrees to be bound, in addition to the Vendor, to Sections 11.2(a) and (d) of the Interleaf Agreement and the Co-marketing Agreement; and

         (w) OTHER AGREEMENTS: all of the Vendor's rights, title and interest to and under all other contracts and agreements (written or oral) relating directly or indirectly to the Business including, without limitation, the benefit of all restrictive agreements and negative covenants which the Vendor may have with its employees to which the Purchaser shall have duties, obligations and liabilities toward under this Agreement or otherwise, other than those contracts and agreements (written or oral) relating to the Excluded Assets; and

such sale, assignment and transfer to be effective as at the close of business on the Effective Date.

2.02.    Unassignable Contracts
         ----------------------

         If any rights, benefits or remedies (hereinafter, in this section, collectively called the "RIGHTS") under any Assumed Contracts are not assignable by the Vendor to the Purchaser without the consent of the other party thereto (hereinafter, in this section, called the "THIRD PARTY") the Vendor hereby covenants to use its reasonable efforts at the expense of the Purchaser to obtain such consents prior to the Closing Time and until such consents are obtained or if any such consent is not obtained, then, unless the Purchaser exercises its rights under Section 6.02 hereof,

         (a) the Vendor will hold the Rights for the benefit of the Purchaser,

         (b) the Vendor will, at the request and expense and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser shall specify, take all such actions and do all such things as shall, in the opinion of the Purchaser, acting reasonably, be necessary or desirable in order that the obligations of the Vendor under such Assumed Contracts may be performed in a manner such that the Rights shall enure to the benefit of the Purchaser and such that all monies receivable under the Assumed Contracts may be received by the Purchaser,

         (c) the Vendor will pay over to the Purchaser all such monies collected by the Vendor in respect of such Assumed Contracts, and

         (d) to the extent permitted by the Third Party and provided, in the Purchaser's opinion, acting reasonably, it would not be prejudicial to the Purchaser's rights to do so, the Purchaser will perform the obligations under such Assumed Contracts on behalf of the Vendor, and will indemnify the Vendor against all liabilities, costs and expenses incurred by the Vendor in performing such obligations under this section from the Closing Time.

2.03.    Excluded Assets
         ---------------

         There shall be specifically excluded from the assets being purchased and sold hereunder, the following assets, properties, rights and interests of the Vendor related to the Business (which excluded assets are referred to herein as the "EXCLUDED ASSETS"):

         (a) Licences: all extra-provincial, sales, excise or other licences or registrations issued to or held by the Vendor, whether in respect of the Business or otherwise, except as specifically set forth herein;

         (b)      Shares: all shares held by the Vendor in SoftQuad U.S.A. Inc.;
                  and

         (c) Interleaf Agreement: the rights, interests and obligations of the Vendor under the Interleaf Agreement not specifically sold, transferred or assigned to the Purchaser pursuant to
                  Section 2.01(v) of this Agreement.

2.04.    Assumed Liabilities
         -------------------

         In partial satisfaction of the Purchase Price (as defined in Section
2.07 hereof) for the Business and the Purchased Assets, the Purchaser hereby agrees to assume and become liable for and shall pay, satisfy, assume, discharge, observe, perform, fulfil and indemnify the Vendor against the following liabilities of the Vendor in respect of the Business and the Purchased Assets (which liabilities are referred to herein as the "ASSUMED LIABILITIES");

         (a)      all accounts payable listed in Schedule 2.04 (a);

         (b) all product liability claims and liabilities for warranty or product return claims relating to any product or service of the Business produced, sold, performed or delivered on or after the Effective Date, except that liabilities for all HoTMetaL 4.0 returns as of the Effective Date shall be assumed by the Purchaser; liabilities for marketing development fund ("NMF") for commitments relating to versions prior to HoTMetaL
                  4.0 shall be assumed by SoftQuad, MDF commitments relating to HoTMetaL 4.0 still open as of the Effective Date shall be assumed, as to 50%, by SoftQuad and, as to 50%, by the Purchaser and the Purchaser shall assume all liabilities, whether MDF or returns, for HoTMetaL 5.0 and future versions;

         (c) all liabilities for salaries, wages, commissions, bonuses, vacation pay and any other compensation and all liabilities under employee benefit plans relating to the Business arising after the Effective Date and all accrued vacation pay to and including the Effective Date. In addition, the Purchaser will be liable for all severance payments, damages for wrongful dismissal for which an employer is liable in respect of the termination of the employment of the employees of the Business who were employees immediately before the Effective Date;

         (d) all liabilities for claims for injury, disability, death or worker's compensation arising from or related to the Business arising on or after the Effective Date;

         (e) all obligations and liabilities of the Vendor accruing on and after the Effective Date under the Assumed Contracts; and

         (f) all obligations or liabilities of the Vendor in connection with the Business or the Purchased Assets for environmental and health and safety matters, claims or damages arising on or after the Effective Date.

For greater certainty, except as specifically set forth in clause 2.04(b) and
(c) hereof, the Assumed Liabilities shall include all obligations and liabilities in respect of the Business and the Purchased Assets arising on or after the Effective Date.

2.05.    Excluded Liabilities and Indemnity
         ----------------------------------

         The Purchaser will not assume and will not be liable for, and the Vendor will indemnify the Purchaser from and against, all obligations, commitments and liabilities of and claims of any kind whatsoever against the

Vendor (whether absolute, accrued or contingent) relating to the Business and the Purchased Assets, except for the Assumed Liabilities. Without limiting the generality of the foregoing, it is agreed that the Purchaser will have no liability for any of the following obligations or liabilities:

         (a) all liabilities in respect of the indebtedness of the Vendor to all persons, except to those listed in Schedule 2.04(a).

         (b) except for those liabilities as of the Effective Date which the Purchaser has agreed to assume in Section 2.04(b), all product liability claims and liabilities for product return claims relating to any product or service of the Business produced, sold, performed or delivered prior to the Effective Date

         (c) all liabilities for all taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by the Vendor to any federal, provincial, municipal or other government or governmental agency, authority, board, bureau or commission, domestic or foreign, including, without limitation, any taxes in respect of or measured by the sale, consumption or performance by the Vendor of any product or service prior to the Effective Date and any tax pursuant to the Employer Health Tax Act (Ontario) or any similar legislation in respect of all remuneration payable to all persons employed in the Business prior to the Effective Date;

         (d) all liabilities for salaries, wages, commissions, bonus and any other compensation and all liabilities under employee benefit plans of the Vendor relating to employment of all persons in the Business prior to and on the Effective Date, but not including those liabilities assumed by the Purchaser under Section 2.04(c) of this Agreement.

         (e) all liabilities for claims for injury, disability, death or worker's compensation arising from or related to employment in the Business prior to the Effective Date; and

         (f) all liabilities in connection with any litigation or threatened litigation, including legal costs, settlement costs and other costs incurred in connection therewith, relating to the Business as it was carried on before the Effective Date, including, without limitation, those matters referred to in
                  Schedule 3.01(l 1) attached hereto.

2.06.    Purchased Shares
         ----------------

         On the terms and subject to the fulfilment of the conditions hereof, SoftQuad covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from SoftQuad, the Purchased Shares for a Purchase Price of $1.00.

2.07.    Purchase Price
         --------------

         The aggregate purchase price (the "PURCHASE PRICE") payable by the Purchaser to the Vendor and SoftQuad for the Purchased Assets and the Purchased Shares will be the sum of $1,3 89,83 1.

2.08.    Payment of Purchase Price
         -------------------------

The Purchaser shall pay and satisfy the Purchase Price as follows:

         (a) as to an amount equal to the estimated aggregate book value of the Assumed Liabilities by the assumption of the Assumed Liabilities by the delivery at the Closing Time of a general conveyance, assignment and assumption agreement; and

         (b) by the issuance to the Vendor by the Purchaser of 140,741 common shares in the capital of the Purchaser and the entering into of option agreements with the Vendor made as of the Closing Date for an additional 49,259 common shares in the capital of the Purchaser.

2.09.    Allocation of Purchase Price
         ----------------------------

         The Purchase Price shall be allocated among the Purchased Assets and Purchased Shares in the manner provided by Schedule 2.09 attached hereto. SoftQuad and the Purchaser shall file their respective tax returns prepared in accordance with such allocation.

2.10.    Section 22 Election Re: Accounts Receivable
         -------------------------------------------

         The Vendor and the Purchaser will jointly execute, and each of them will file promptly following the Closing Date, an election under Section 22 of the Income Tax Act (Canada) with respect to the accounts receivable of the Business included in the Purchased Assets. Such election will designate the portion of the Purchase Price allocated to the accounts receivable pursuant to
Section 2.09 hereof as the consideration paid therefor by the Purchaser.

2.11.    Payment of Taxes
         ----------------

         The Purchaser shall be liable for and shall remit to the appropriate government authority all applicable federal and provincial sales taxes, goods and services taxes, excise taxes and all other taxes (other than income taxes of the Vendor), duties and other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets to the Purchaser. The Vendor will do and cause to be done such things as are reasonably requested to enable the Purchaser to comply with such obligation in an efficient manner.

2.12.    Goods and Services Tax Exemption
         --------------------------------

         (a) The Vendor hereby represents and warrants to the Purchaser that:

                  (i) the Vendor is registered for purposes of Part IX of the Excise Tax Act (Canada) (hereinafter, in this section, called the "GST Legislation"); and

                  (ii) the Purchased Assets comprise all or substantially all of the property used in the Business; and

                  (iii) the Business is a "commercial activity" for the purposes of the GST Legislation.

         (b) The Purchaser hereby represents and warrants to the Vendor that the Purchaser is registered for purposes of the GST Legislation.

         (c) The Vendor and the Purchaser will jointly execute in prescribed form, and the Purchaser will file within the required time, an election under subsection 167(l) of the Excise Tax Act (Canada) that no tax be payable pursuant to the GST Legislation with respect to the purchase and sale of the Purchased Assets hereunder.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.01.    Representations and Warranties by the Vendor and SoftQuad
         ---------------------------------------------------------

         The Vendor and SoftQuad hereby jointly represent and warrant to the Purchaser as follows, and confirm that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Assets and the completion of the other related transactions hereunder:

(1)      Corporate Matters
         -----------------

         The Vendor is a corporation duly amalgamated and validly subsisting under the laws of Ontario. The Vendor has all necessary corporate power to own its properties and to carry on its business as it is now being conducted. The Vendor has good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Assets to the Purchaser in the manner contemplated herein and to perform all of the Vendor's obligations under this Agreement. The Vendor and its shareholders have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Assets by the Vendor to the Purchaser, except in respect of matters to be completed on or before the Closing Date. This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms subject to (i) bulk sales legislation and bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2) No Other Purchase Agreements. No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Vendor of any of the Purchased Assets, or any rights or interest therein, other than in the ordinary course of the Business.

(3) Contractual and Regulatory Approvals. Except as specified in Schedule 3.01(3) attached hereto, the Vendor is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required,

         (a) in connection with the execution, delivery or performance by the Vendor of this Agreement or the completion of any of the transactions contemplated herein, or

         (b) to avoid the loss of any permit, licence, certification or other authorization relating to the Business, or

         (c) in order that the Purchaser has the authority to carry on the Business in the ordinary course and in the same manner as presently conducted following the closing of the transactions contemplated hereunder to the knowledge of the Vendor.

         To the knowledge of the Vendor and SoftQuad, complete and correct copies of any agreements under which the Vendor is obligated to request or obtain any such consent have been provided to the Purchaser.

(4)      Governmental Licences
         ---------------------

         (a) The Vendor holds all necessary licences, registrations and qualifications in each jurisdiction in which

                  (i)      it owns or leases any of the Purchased Assets, or

                  (ii) the nature or conduct of the business or any part thereof, or the nature of the Purchased Assets or any part thereof, makes such qualification necessary or desirable to enable the Business to be carried on as now conducted or to enable the Purchased Assets to be owned, leased and operated.

(5) Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor, and the completion of the transactions contemplated hereby, will not constitute or result in a violation, breach or default or cause the acceleration of any obligations which are included in the Assumed Liabilities, in the aggregate, material to the Business or Condition of the Business, under:

         (a) any term or provision of any of the articles, by-laws or other constating documents of the Vendor, or

         (b)      subject to obtaining the contractual consents referred to in
                  Schedule 3.01(3) hereof, the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Vendor is a party or by which it is bound including, without limitation, any of the Assumed Contracts, or

         (c)      subject to obtaining the regulatory consents referred to in
                  Schedule 3.01(3) hereof and to the knowledge of the Vendor and SoftQuad, any term or provision of any of the Licence Rights or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

(6)      Intellectual Property Rights.
         -----------------------------

         (a) Schedule 2.01 (m) lists all trademarks, trademark applications and registrations, trade names, styles, logos, copyrights, copyright applications and registrations owned by the Vendor and relating to the Business, to the knowledge of the Vendor and SoftQuad. The Vendor neither owns any registered patents or patent applications registered or unregistered industrial designs or design applications, nor has any rights or licences therefor as used in connection with the Purchased Assets other than as set out in Schedule 3.01(6). There has not been any infringement or (to the knowledge of the Vendor or SoftQuad) alleged infringement by others of any of the copyrights, patents, trade secrets, trademarks, industrial designs, trade names, styles, logos, or any of the technical documentation or other intellectual property included among the Purchased Assets (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Except as set forth on Schedule 3.01(6), the Vendor is not a party to any contract, agreement or licence, whether as licensor, licensee, franchisor, franchisee, dealer, distributor, or otherwise, with respect to any Intellectual Property Rights (other than licences of the Products to customers in the ordinary course of business).

         (b) To the knowledge of the Vendor and SoftQuad, the Vendor is the owner of and has the right to use all Intellectual Property Rights as are necessary to enable the Vendor to use, and the Purchaser to continue to use after the Closing Date, the Purchased Assets in the manner presently used by the Vendor and that use has not conflicted with, infringed, or otherwise violated any rights of any entity. To the knowledge of the Vendor and SoftQuad, except as set forth on Schedule 3.01(6), no Affiliate or employee of the Vendor or any of the Vendor's affiliates owns or uses any of the Intellectual Property Rights, and except as set forth on Schedule 3.01(6), the Vendor owns the Intellectual Property Rights with unencumbered good and marketable title, free and clear of any and all attachments, liens, claims, charges, options, pledges or other encumbrances and the Vendor has the unrestricted right to sell or assign to the Purchaser all such Intellectual Property Rights.

         (c) To the knowledge of the Vendor, the Intellectual Property Rights are valid, in good standing and will be in full force and effect as of the Closing Date. Except as set forth in
                  Schedule 3.01(6) and 3.01(l 1), there have been no interference or infringement actions or other judicial, arbitration, or other adversary proceedings commenced or (to the knowledge of the Vendor or SoftQuad) threatened naming the Vendor and concerning the Intellectual Property Rights and the Vendor and SoftQuad have no knowledge of any reasonable grounds upon which any proceeding would be instituted which could challenge or affect the rights of the Vendor or Purchaser (after the Closing Time) of any of the Intellectual Property Rights. Each application for a trademark listed on
                  Schedule 2.01(m) hereto is awaiting action by its respective appropriate recording office. Except as set forth on Schedule 3.01(6), the manufacture, use, performance or sale of the Products do not violate or infringe on any intellectual property right or other similar proprietary right of any person or entity. Except as set forth on Schedule 3.01(6), the Vendor has the exclusive right to use and the unrestricted right to transfer to the Vendor all of the Vendor's trade secrets used in connection with the Purchased Assets, and none of such trade secrets have been used, divulged, or appropriated for the benefit of any past or present employees of the Vendor, or to the detriment of the Vendor.

         (d) The conduct of the Business and the use of the Intellectual Property Rights does not infringe, and the Vendor has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property Rights or propriety night of any other person, and the conduct of the Business does not include any activity which may constitute passing off.

(7) Financial Records. All material financial transactions of the Business in respect of the Purchased Assets have been recorded in the financial books and records of the Vendor in accordance with good business practice. No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(8) Liabilities. There are no liabilities (contingent or otherwise) of the Vendor of any kind whatsoever in respect of which the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement, except the Assumed Liabilities.

(9) Absence of Certain Change or Events. Other than the transactions completed under the Interleaf Agreement, from December 31, 1997 to September 30, 1998, there has not been any material adverse change in the Condition of the Business.

(10) Tax Matters. For purposes of this Agreement, the term "GOVERNMENTAL CHARGES" means and includes all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign. The Vendor has paid all Governmental Charges which are due and payable by it on or before the Effective Date. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the knowledge of the Vendor and SoftQuad, threatened against the Vendor in respect of Governmental Charges. The Vendor has withheld from each amount paid or credited to any person the amount of Governmental Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

(11) Litigation. Except for the matters referred to in Schedule 3.01 (11) attached hereto, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Vendor) pending or, to the best of the knowledge of the Vendor and SoftQuad, threatened, by or against or affecting the Vendor which relate to the Business, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except for the matters referred to in Schedule 3.01(11) there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success to the Vendor's and SoftQuad's knowledge.

(12) Environmental Matters. The Vendor has not received any notice of any non-compliance with any Environmental Laws. For the purposes of this subparagraph 3.01(12) "Environmental Laws" means all applicable federal, provincial, municipal and local laws, regulations and orders issued by any governmental or regulatory agency relating to the environment, occupational health and safety, product safety, product liability and storage and transportation of goods.

(13) Title to Assets. The Vendor is the owner of and has good and marketable title to all of the Purchased Assets free and clear of all Encumbrances whatsoever, except for:

                  (i) the properties and assets disposed of, utilized or consumed since September 30, 1998 in the ordinary course of the Business; and

                  (ii) the Encumbrances described in Schedule 3.01(13) attached hereto, all of which will be discharged prior to the conveyance of the Purchased Assets to the Purchaser at the Closing Time, except for the Assumed Liabilities.

         No other person owns any assets which are being used in the Business, except for the Leased Premises, software leases, licences and personal property leased by the Vendor.

(14)     Real Properties.  The Vendor does not own any real properties.
         ---------------

(15) Leased Premises. Schedule2.01(i) attached hereto describes all leases or agreements to lease under which the Vendor leases any real property relating to the Business. Complete and correct copies of the Leases have been provided to the Purchaser. The Vendor is entitled to all rights and benefits as lessee under the Leases and the Vendor has not sublet, assigned, licensed or otherwise conveyed any rights in the Leased Premises or the Leases to any other person. The names of the other parties to the Leases, the description of the Leased Premises, the term, rent and other amounts payable under the Leases and all renewal options available under the Leases are accurately described in
         Schedule 2.01 (i). Other than obligations of the Vendor to Horizon Construction and the 1997 operating taxes for the Vancouver premises, which premises are more particularly described in Schedule 2.01(i), all rental and other payments and other obligations required to be paid and performed by the Vendor pursuant to the Leases have been duly paid and performed; the Vendor is not in default of any of its obligations under the Leases; and, to the best of the knowledge of the Vendor and SoftQuad, none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases. The Vendor is entitled to assign all of its rights and interest under the Leases and in and to the Leased Premises to the Purchaser, subject to obtaining the consents referred to in Schedule 3.01(3) attached hereto. Subject to obtaining such consents, the terms and conditions of the Leases will not be affected by, nor will any of the Leases be in default as a result of, the completion of the transactions contemplated hereunder. The use by the Vendor of the Leased Premises is not in breach of any building, zoning or other statute, by-' law, ordinance, regulation, covenant, restriction or official plan. The Vendor has adequate rights of ingress to and egress from the Leased Premises for the operation of the Business in the ordinary course.

(16) Works Orders and Deficiencies. There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Leased Premises, the other Purchased Assets or the Business which have been issued by any regulatory authority, police or fire department, sanitation, labour, health or other governmental authorities or agencies. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. No amounts are owing by the Vendor in respect of the Leased Premises to any governmental authority or public utility, other than current accounts which are not in arrears.

(17) Lease of Personal Property. Schedule 2.01(f) attached hereto describes all leases of equipment and vehicles used in or relating to the Business. Complete and correct copies of those leases have been provided to the Purchaser. The Vendor is entitled to all rights and benefits as lessee under those leases, and the Vendor has not sublet, assigned, licensed or otherwise conveyed any rights in those licenses or in the property leased thereunder to any other person. Other than as disclosed in the Assumed Liabilities, all payments and other obligations required to be paid and performed by the Vendor under those leases have been duly paid and performed; the Vendor is not in default of any its obligations under those leases; and, to the best of the knowledge of the Vendor and SoftQuad, none of the lessors or any other parties to those leases are in default of any of their obligations under those leases. The Vendor is entitled to assign all of its right and interest under those leases and in and to the property leased thereunder to the Purchaser, subject to obtaining the consents referred to in Schedule 3.01(3) attached hereto. Subject to obtaining such consents, the terms and conditions of those leases will not be affected by, nor will any of those leases be in default as a result of, the completion of the transaction contemplated hereunder.

(18) Affiliates. Other than pursuant to informal distribution arrangements with Alpha Software Corporation and an agreement between SoftQuad and Prot6g6 Software Holdings Ltd., no part of the Business and none of the Purchased Assets are owned or operated by any Affiliate of the Vendor.

(19) Partnerships or Joint Ventures. The Vendor is not, in relation to any part of the Business, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Vendor agrees to carry on any part of the Business in such manner or by which the Vendor agrees to share any revenue or profit of the Business with any other person.

(20) Restriction on Doing Business. To the knowledge of the Vendor and SoftQuad, the Vendor, is not a party to or bound by any agreement in relation to the Business which would restrict or limit its right to carry on any activity or to solicit business from any person or in any geographical area or otherwise to conduct the Business as the Vendor may determine. The Vendor is not subject to any judgement, order or requirement of any court or governmental authority in relation to the Business which is not of general application to persons carrying on a business similar to the Business. To the knowledge of the Vendor and SoftQuad, there are no facts or circumstances in relation to the Business which could materially adversely affect the ability of the Purchaser to continue to operate the Business as presently conducted following the completion of the transactions contemplated by this Agreement.

(21) Warranties and Discounts. Except as described in Schedule 3.01(21) attached hereto, to the knowledge of the Vendor,

                  (i) the Vendor has not given any guarantee or warranty in respect of any of the products sold or the services provided as part of the Business, except warranties made in the ordinary course of the Business and in the form of the standard written warranty, a copy of which has been provided to the Purchaser, and except for warranties implied by law;

                  (ii) during each of the 3 fiscal years of the Vendor ended immediately preceding the date hereof, no claims have been made against the Vendor for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any products, services or work in connection with the Business which had, in any such year, an aggregate cost exceeding $1,000;

                  (iii) other than as listed in the Assumed Liabilities, there are no maintenance obligations in favour of the customers or users of products of the Business except obligations incurred in the ordinary course of the Business; and

                  (iv) no product liability or other tort claims have been made or, to threatened in writing against the Vendor, relating to products sold or services performed by the Business in the past two (2) years.

(22) Licences, Agency and Distributorship Agreements. Schedule 2.01(o) attached hereto lists all agreements to which the Vendor is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property used in or produced or sold by the Business has been granted, licensed or otherwise provided to the Vendor or by the Vendor to any other person, or under which the Vendor has been appointed or any person has been appointed by the Vendor as an agent, distributor or licensee for any of the foregoing. Complete and correct copies of all of the agreements relating to the License Rights have been provided to the Purchaser. The Vendor is entitled to assign all of its interest in the License Rights to the Purchaser, subject to obtaining the consents required under material contracts with the Vendor and referred to in Schedule 3.01(3) attached hereto. None of the agreements relating to the License Rights grant to any person any authority to incur any liability or obligation or to enter into any agreement on behalf of the Vendor.

(23) Outstanding Agreements. The Vendor is not a party to or bound by any material outstanding or executory agreement, contract or commitment, whether written or oral, relating to the Business, except for

         (a) any contract, lease or agreement described or referred to in this Agreement or in the Schedules hereto, and

         (b) the contracts, leases and agreements described in Schedule 3.01(23) attached hereto.

         To the knowledge of the Vendor and SoftQuad, complete and correct copies of each of the contracts, leases and agreements described in
         Schedule 3.01(23) have been provided to the Purchaser.

(24) Good Standing of Agreements. Other than with respect to the Assumed Liabilities, the Vendor is not in default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound relating to the Business, and to the knowledge of the Vendor and SoftQuad, there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, the Vendor is entitled to all benefits thereunder and, to the knowledge of the Vendor and SoftQuad, the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach of any of their obligations thereunder. To the knowledge of the Vendor and SoftQuad, there are no contracts, agreements, commitments, indentures or other instruments relating to the Business under which the Vendor's rights or the performance of its obligations are dependent upon or supported by the guarantee of or any security provided by any other person.

(25) Employees. Schedule 3.01(25) attached hereto sets forth the name and department name of each employee and independent contractor of the Business. Schedule 3.01(25) also sets forth the names of all employees and independent contractors of the Business who are now on disability, maternity or other authorized leave or who are receiving workers' compensation or short-term or long-term disability benefits.

(26) Employment Agreements. Except for those employees set out in Schedule 3.01(25),the Vendor is not a party to any written or oral employment, service or consulting agreement relating to any one or more persons working in the Business, except for oral employment agreements which are of indefinite term and without any special arrangements or commitments with respect to the continuation of employment or payment of any particular amount upon termination of employment. Other than those employees set out in Schedule 3.01(25), there are no employees of the Business who cannot be dismissed upon such period of notice as is required by law in respect of a contract of hire for an indefinite term.

(27)     Labour Matters and Employment Standards.
         ---------------------------------------

         (a) The Vendor is not subject to any agreement with any labour union or employee association and has not made any commitment to or conducted negotiations with any' labour union or employee association with respect to any future agreement and, to the best of the knowledge of the Vendor and SoftQuad, there is no current attempt to organize, certify or establish any labour union or employee association, in relation to any of the employees of the Business.

         (b) Except as disclosed in Schedule 3.01(27), the Vendor has complied with all applicable laws, rules, regulations and orders relating to employment in the Business, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards, pay equity and workers' compensation in respect of former employees of the Vendor. There are no outstanding charges or complaints against the Vendor relating to unfair labour practices or discrimination or under any legislation relating to former employees. The Vendor has paid in full all amounts owing under the Workplace Safety and Insurance Act (Ontario) and under comparable provincial legislation in the province of British Columbia, if any, and the workers' compensation claims experience of the Vendor would not permit a penalty reassessment under such legislation.

(28)     Employee Benefit and Pension Plans.
         ----------------------------------

         (a) Except as listed in Schedule 3.01(28) attached hereto, the Vendor does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, other than the Canada Pension Plan. Complete and correct copies of all documentation establishing or relating to the stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or plan (collectively the "BENEFIT PLANS") or written summaries of the terms thereof have been provided to the Purchaser.

         (b) There are no pending claims by any former employee covered under the Benefit Plans except as set out in Schedule 3.01(11) which allege a breach of fiduciary duties or violation of governing law or which may result in liability to the employer and, to the best of the knowledge of the Vendor and SoftQuad, there is no basis for such a claim.

(29) Insurance. Schedule 3.01(29) attached hereto contains a true and complete list of all insurance policies maintained by the Vendor or under which the Vendor is covered in respect of the properties, assets, operations and personnel of the Business as of the date hereof. Complete and correct copies of all such insurance policies have been provided to the Purchaser. Such insurance policies are in full force and effect and the Vendor is not in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy. To the best of the knowledge of the Vendor and SoftQuad, there are no circumstances under which the Vendor would be required to or, in order to maintain its coverage, should give any notice to the insurers under any such insurance policies which has not been given. The Vendor has not received notice from any of the insurers regarding cancellation of such insurance policies. The Vendor has not failed to give any notice of or to present any claim under any such insurance policy in due and timely fashion. The Vendor has not received notice from any of the insurers denying any claims.

(30) Non-Arm's Length Matters. Except as disclosed in Schedule 3.01(30), with respect to the Business, the Vendor is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to the Vendor by, any of the Affiliates of the Vendor or any officers, former officers, former directors, shareholders, former shareholders, employees (except for oral employment agreements with employees) or former employees of the Vendor or to any person not dealing at arm's length with any of the foregoing.

(31) Government Assistance. Schedule 3.01(31) attached hereto describes all agreements, loans, other funding arrangements and assistance programs (collectively called "GOVERNMENT ASSISTANCE PROGRAMS") which have been provided to the Business from any federal, provincial, municipal or other government or governmental agency, board, commission or authority, domestic or foreign (collectively called "GOVERNMENT AGENCIES"). Complete and correct copies of all documents relating to the Government Assistance Programs have been delivered to the Purchaser. The Vendor has performed all of its obligations under the Government Assistance Programs, and no basis exists for any Government Agencies to seek payment or repayment of any amount or benefit provided under any of the Government Assistance Programs.

(32) Compliance with Laws. In relation to the Business, the Vendor is not in violation of any federal, provincial or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign.

(33) Complete Conveyance. The Purchased Assets include all rights, properties, interests, assets (both tangible and intangible) and agreements necessary to enable the Purchaser to carry on the Business in the same manner and to the same extent as it has been carried on by the Vendor prior to the date hereof

(34) Vendor Residency. The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

(35) Copies of Documents. Complete and correct copies (including all amendments) of all leases, material contracts and other documents referred to in this Agreement or any Schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

(36) Disclosure. No representation or warranty contained in this Section 3.01, and no statement contained in any Schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

3.02. Representations and Warranties by SoftQuad. SoftQuad hereby represents and warrants to the Purchaser as follows, and confirms that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Shares and the completion of the other related transactions hereunder:

(1) Corporate Authority and Binding Obligation. SoftQuad is a corporation duly incorporated and validly subsisting under the laws of New Brunswick. SoftQuad has good right, fall corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased shares to the Purchaser in the manner contemplated herein and to perform all of SoftQuad's obligations under this Agreement. SoftQuad and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Shares to the Purchaser. This Agreement is a legal, valid and binding obligation of SoftQuad, enforceable against it in accordance with its terms subject to (i) bulk sales legislation and bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2) Status of UK. UK is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation. UK has all necessary corporate power to own its properties and to carry on its business as it is now being conducted. UK has no subsidiaries.

(3) Authorized and Issued Capital of UK. The authorized capital of UK consists of 1,000 ordinary shares, of which 100 ordinary shares have been duly issued and are outstanding as fully paid and non-assessable shares, all of which are owned by SoftQuad.

(4) No Other Purchase Agreements. No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

         (a) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of UK or any securities of UK;

         (b) the purchase from SoftQuad of any of the Purchased Shares, or any rights or interest therein; and

         (c) the purchase or other acquisition from UK of any of its undertaking, property, assets, other than in the ordinary course of business.

3.03. Representations and Warranties by the Purchaser. The Purchaser hereby represents and warrants to the Vendor and SoftQuad as follows, and confirms that the Vendor and SoftQuad are relying upon the accuracy of each of such representations and warranties i connection with the sale of the Purchased Assets and the completion of the other transactions hereunder:

(1) Corporate Authority and Binding Obligation. The Purchaser is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation. The Purchaser has all necessary corporate power to own its properties and to carry on its business as it is now being conducted. The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Purchased Assets from the Vendor and the Purchased Shares from SoftQuad in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the purchase Of the Purchased Assets from the Vendor and the purchase of the Purchased Shares from SoftQuad. This Agreement is a legal, valid and binding obligation of the Purchaser. enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2) Authorized and Issued Capital of the Purchaser. The authorized capital of the Purchaser consists of an unlimited number of common shares, of which I common shares have been duly issued and are outstanding as fully paid and non-assessable shares. After giving effect to the transactions contemplated in this Agreement, the common shares to be issued to the Vendor pursuant to clause 2.07(b) hereof shall represent 19.0% of the issued and outstanding common shares of the Purchaser.

(3) No Other Purchase Agreements. Other than pursuant to the Shareholders Agreement attached as Schedule 6.01(14), no person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, includin2 convertible securities, warrants or convertible obligations of any nature, for:

         (a) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of the Purchaser or any securities of the Purchaser; and

         (b) the purchase or other acquisition from the Purchaser of any of its undertaking, property, assets, other than in the ordinary course of business.

(4) Contractual and Regulatory Approvals. The Purchaser is not under any obligation, contractual or otherwise to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the completion of any of the' transactions contemplated herein.

(5) Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

         (a) any term or provision of any of the articles, by-laws or other constating documents of the Purchaser;

         (b) the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which it is bound, or

         (c) any term or provision of any licences, registrations or qualification of the Purchaser or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

(6) Investment Canada Act. The Purchaser is a "non-Canadian" for purposes of and within the meaning of the Investment Canada Act.

                                   ARTICLE 4
                           SURVIVAL AND LIMITATIONS OF
                         REPRESENTATIONS AND WARRANTIES

4.01.    Survival of Warranties by the Vendor and SoftQuad
         -------------------------------------------------

         The representations and warranties made by the Vendor and SoftQuad and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Assets and the Purchased Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, shall continue in full force and effect for the benefit of the Purchaser provided that no Warranty Claim may be made or brought by the Purchaser after the date which is two years following the Closing Date. After the expiration of such period of time, the Vendor and SoftQuad will be released from all obligations and liabilities in respect of the representations and warranties made by the Vendor and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby.

4.02.    Survival of Warranties by Purchaser
         -----------------------------------

         The representations and warranties made by the Purchaser and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Assets and the Purchased Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or any other person or any knowledge of the Vendor or any other person, shall continue in full force and effect for the benefit of the Vendor.

4.03.    Limitations on Warranty Claims
         ------------------------------

(1) The Purchaser shall not be entitled to make a Warranty Claim if the Purchaser has been advised in writing or otherwise has actual knowledge prior to the Closing Time of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and the Purchaser completes the transactions hereunder notwithstanding such inaccuracy, nonperformance, non-fulfilment or breach.

(2) The amount of any damages which may be claimed by the Purchaser pursuant to a Warranty Claim shall be calculated to be the cost or loss to the Purchaser after giving effect to any insurance proceeds available to the Purchaser in relation to the matter which is the subject of the Warranty Claim.

(3) The Purchaser shall not be entitled to make any Warranty Claim until the aggregate amount of all damages, losses, liabilities and expenses incurred by the Purchaser as a result of all misrepresentations and breaches of warranties contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, after taking into account clause (b) of this section, is equal to $25,000.

(4) Notwithstanding any other provisions of this Agreement or of any agreement, certificate or other document made in order to carry out the transactions contemplated hereby, the maximum aggregate liability of the Vendor and SoftQuad together in respect of all Warranty Claims by the Purchaser will be limited to a maximum as set out in the form of indemnity agreement attached hereto as Schedule 6.01(9).

                                   ARTICLE 5
                                   COVENANTS

5.01.    Covenant by the Vendor and SoftQuad
         -----------------------------------

         The Vendor covenants to the Purchaser that it will do or cause to be done the following:

(1)      Investigation of Business and Examination of Documents
         ------------------------------------------------------

         The Vendor will provide access to and will permit the Purchaser, through its representatives, to make such investigation of, the operations, properties, assets and records of the Business and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters. Without limiting the generality of the foregoing, the Vendor will permit the Purchaser and its representatives to have access to the premises used in connection with the Business, and will produce for inspection and provide copies to the Purchaser of:

         (a)      all agreements and other documents referred to in Sections
                  2.01 and 3.01 hereof or in any of the Schedules attached hereto and all other contracts, leases, licences, title documents, title opinions, insurance policies, pension plans, information relating, to employees of the Business, customer lists, information relating to customers and suppliers of the Business, documents relating to legal or administrative proceedings and all other documents of or in the possession of the Vendor relating to the Business;

         (b) all books, records, accounts, tax returns and financial statements of the Business; and

         (c) all other information which, in the reasonable opinion of the Purchaser's representatives, is required in order to make an examination of the Business.

         Subject to Section 4.03 hereof, such investigations and inspections shall not mitigate or affect the representations and warranties of the Vendor and SoftQuad hereunder, which shall continue in full force and effect.

(2) Conduct of Business. Except as contemplated by this agreement or with the prior written consent of the Purchaser, from and including the date of this Agreement to and including the Closing Date, the Vendor and SoftQuad will:

         (a) operate the Business and the business of UK only in the ordinary course thereof, consistent with past practices.

         (b) not create, incur or assume any Encumbrance upon any of the Purchased Assets or assets of UK;

         (c) not dispose of any of the Purchased Assets or assets of UK except in the ordinary course of the Business; and

         (d) not terminate or waive any right of substantial value of the Business or to the business of UK.

(3) Transfer of Purchased Assets and Purchased Shares. At or before the Closing Time, the Vendor and SoftQuad will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Assets and Purchased Shares to be duly and regularly transferred to the Purchaser.

(4) General Conveyance. At the Closing Time, the Vendor will deliver to the Purchaser good and marketable title to and exclusive possession of the Purchased Assets. At the Closing Time, the Vendor will execute and deliver to the Purchaser one or more forms of general conveyance or bills of sales in respect of the assignment, conveyance, transfer and delivery of the Purchased Assets to the Purchaser in form acceptable to the Purchaser.

(5) Retail Sales Tax. At or before the Closing Time, the Vendor will deliver to the Purchaser a duplicate copy of a certificate issued pursuant to Section 6 of the Retail Sales Tax Act (Ontario) and will deliver evidence satisfactory to the Purchaser that all taxes required to be paid by the Vendor under similar legislation in the Province of British Columbia have been paid.

(6) Bulk Sales Act Legislation. The Purchaser hereby waives compliance by the Vendor with the provisions of the Bulk Sales Act (Ontario) and similar legislation in the Province of British Columbia. The Vendor will provide the Purchaser with a statement of the Vendor's creditors in accordance with section 4 of the Bulk Sales Act (Ontario). The Vendor will indemnify the Purchaser in a form satisfactory to the Purchaser's solicitors, acting reasonably, with respect to all costs, expenses, damages and losses which the Purchaser may incur or suffer as a result of the Vendor's non-compliance with the Bulk Sales Act (Ontario) and similar legislation in the Province of British Columbia, except to the extent that such damages arise from the Purchaser's failure to pay and satisfy any of the Assumed Liabilities.

(7) Pledge of Shares. If the Vendor fails to comply with the provisions of the Bulk Sales Act (Ontario) and similar legislation in the Province of British Columbia, as security for the obligations of the Vendor pursuant to the Bulk Sales Act (Ontario) and such similar legislation, at or before the Closing Time, the Vendor will pledge in favour of the Purchaser the Common Shares issued to the Vendor pursuant to section 2.08(b) hereof in the form attached as Schedule 6.01(9).

(8) Transfer of Assumed Contracts. Subject to Section 2.02, at the Closing Time, the Vendor will deliver to the Purchaser

         (a) an assignment of the Assumed Contracts in form acceptable to the Purchaser, and

         (b) consents to the assignment of all of the Assumed Contracts under which consent may be required and which the Vendor has been able to obtain.

(9) Payment to the Purchaser. SoftQuad shall make cash payments to the Purchaser in the amount of any payroll refund received from Interleaf, Inc. for the period from September 11 to September 15, 1998 inclusive in respect of the Interleaf Agreement.

(10) Loan to the Purchaser. SoftQuad shall provide the Purchaser with the sum of U.S. $100,000, less the amount of any payroll costs incurred by SoftQuad to meet the September 30, 1998 and October 30, 1998 payroll of the Vendor (the "Advance"), as a three year, non-interest bearing loan to be repaid by the Purchaser pursuant to the terms of a promissory note to be made by the Purchaser in favour of SoftQuad on the Closing Date, a copy of the form of such promissory note is attached hereto as
         Schedule 5.01(10). SoftQuad's advance in the amount of U.S.$ 100,000 less the Advance shall be made on or before the Closing Date.

(11) Non-Competition Agreement. At the Closing Time, the Vendor and SoftQuad will execute and deliver to the Purchaser a non-competition agreement in the form of the draft agreement attached hereto as Schedule 5.01(l
         1).

(12) Licence Agreement re SoftQuad. Name. On or before the Closing Date, the Vendor and/or SoftQuad shall execute and deliver a trademark licence agreement with the Purchaser granting the Purchaser a licence to use of any and all "SoftQuad" trademarks which also contain the words "Softquad", "Q and design" in the form of the licence agreement attached hereto as Schedule 5.01(12).

(13) Assignment of Loans to UK. At the Closing Time, SoftQuad will execute and deliver to the Purchaser an assignment agreement assigning, transferring and setting over to the Purchaser the loans outstanding by UK to SoftQuad for the aggregate consideration of $380,374 in the form of the assignment agreement attached hereto as Schedule 5.01(13).

(14) Assignment of Accounts Receivable. At the Closing Time, the Vendor and SoftQuad shall cause Alpha Software Corporation to execute and deliver an assignment in favour of the Purchaser of all of Alpha Software Corporation's accounts receivable owing from Ingram Micro Inc. derived from the sale of HoTMetaL software.

5.02.    Covenants by the Purchaser.
         --------------------------

         The Purchaser covenants to the Vendor and SoftQuad that it will do or cause to be done the following:

(1) Confidentiality. Prior to the Closing Time and, if the transaction contemplated hereby is not completed, at all times after the Closing Time, the Purchaser will keep confidential all information obtained by it relating to the Business and UK, except such information which

         (a) prior to the date hereof was already in the possession of the Purchaser, as demonstrated by written records;

         (b) is generally available to the public, other than as a result of a disclosure by the Purchaser,

         (c) is made available to the Purchaser on a non-confidential basis from a source other than the Vendor or its representatives; or

         (d) is required to be disclosed by law, applicable regulatory authorities or stock exchanges.

         The Purchaser further agrees that such information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transaction contemplated hereby. Notwithstanding the foregoing provisions of &s subclause, the obligation to maintain the confidentiality of such information will not apply to the extent that disclosure of such information is required in connection with governmental or other applicable filings relating to the transactions hereunder, provided that, in such case, unless the Vendor otherwise agrees, the Purchaser will, if possible, request confidentiality in respect of such governmental or other filings. If the transactions contemplated hereby are not consummated for any reason, the Purchaser will return forthwith, without retaining any copies thereof, all information and documents obtained from the Vendor.

(2)      Employees
         ---------

         (a) At or before the Closing Time, the Purchaser will offer employment to all employees of the Business at rates of compensation, with employee benefits and on terms not less favourable on a cumulative basis than those provided to and on which such employees were employed by the Vendor on the date hereof.

         (b) The Vendor will remain responsible and liable for all amounts which have accrued to all employees of the Business prior to the Effective Date including all liability of the Vendor under the employee stock purchase/option plan, except for accrued vacation pay, including, without limitation, all salary, wages, commissions, bonus and employee benefits (other than benefits under the employee stock purchase/option plan). In addition, the Purchaser will be liable for all severance payments, damages for wrongful dismissal for which an employer is liable at law in respect of the termination of the employment of the employees of the Business who do not accept an offer of employment by the Purchaser.

(3)      Post-Closing Access
         -------------------

         After the Closing Date, upon reasonable notice, the Purchaser shall give to the representatives, employees, counsel and accountants of the Vendor, access, during normal business hours, to the Business Records which relate to periods prior to the Closing Date and will permit such persons to examine and copy such records, at the Vendor's expense, to the extent reasonably requested by the Vendor in connection with the preparation of tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes. However, the Purchaser shall not be obliged to take any action pursuant to this subsection that would unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which the Purchaser or any of its assets is subject or to grant access to any of its proprietary, confidential or classified information.

(4) Use of Names. On or before 2 years after the Closing Date, the Purchaser shall chance the name of the Business and shall discontinue all use of any and all trademarks of the Vendor which also contain the word "SoftQuad", unless the Vendor has assigned such trademarks to the Purchaser in accordance with the Licence Agreement attached hereto as
         Schedule 5.01(12).

(5) Investment Canada Act. The Purchaser shall comply with the provisions of the Investment Canada Act in respect of its acquisition of the Purchased Assets.

                                   ARTICLE 6
                                   CONDITIONS

6.01.    Conditions to the Obligations of the Purchaser.
         ----------------------------------------------

         Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Vendor and SoftQuad jointly and severally covenant to use their best efforts to ensure that such conditions are fulfilled.

(1) Accuracy of Representations and Warranties and Performance of the Covenants. The representations and warranties of the Vendor and SoftQuad contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any Schedule or other document made pursuant hereto is given), except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby. In addition, the Vendor and SoftQuad shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time. In addition, the Vendor and SoftQuad shall have delivered to the Purchaser a certificate confirming that the facts with respect to each of such representations and warranties by the Vendor and SoftQuad are as set out herein at the Closing Time and that the Vendor and SoftQuad have performed all covenants required to be performed by it or them hereunder.

(2) No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling.

         (a) to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Business or the Purchased Assets contemplated hereby or the right of the Purchaser to own the Business or the Purchased Assets; or (b) to impose any limitations or conditions which may have a material adverse affect on the Condition of the Business.

(3) Consents. All consents, permits, licences, certifications, authorizations or approvals required to be obtained or notifications required to be sent in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained or sent as the case may be, including the consents and other matters referred to in Schedules 3.01(3) and 3.02(5) attached hereto.

(4) Estoppel Certificates. Prior to the Closing Time, the Purchaser shall have received from the landlord of each of the Leased Premises executed copies of estoppel certificates in a form acceptable to the Purchaser.

(5) Employee. Prior to the Closing Time, the employees of the Business listed in Schedule 3.01(25) shall have accepted the Purchaser's offer of employment referred to in subsection 5.02(2) hereof.

(6) Leases for Premises. Prior to the Closing Time, SoftQuad and the Purchaser shall have negotiated the assignment of the net office lease between SoftQuad, as tenant, and Greenwin Construction Company Limited, Ye Landhold Inc., Chestertnere Investments Limited, Metropolitan Life Insurance Company, Yeoman Investment Limited and Swindon Investments Limited, as "landlord", as amended or supplemented, in respect of certain Toronto offices at 20 Eglinton Avenue West, Toronto, Ontario, to the Purchaser with such "landlord"'s consent. Prior to the Closing Time, SoftQuad and the Purchaser shall have negotiated the assignment of the office premises at 108 and 110 - 10070 King George Highway, Surrey, British Columbia to the Purchaser with such "landlord's" consent.

(7) North American Distribution. Alpha Software Corporation shall have entered into an agreement with the Purchaser substantially in the form of the draft agreement attached hereto as Schedule 6.01(7).

(8) Advance to the Purchaser. SoftQuad shall have advanced the loan described in subsection 5.01(10) hereof, subject to the terms of a promissory note to be made by the Purchaser in favour of SoftQuad on the Closing Date.

(9) Indemnity and Share Pledge. The Vendor shall have delivered the indemnity and share pledge to the Purchaser described in subsection 4.03(4) and 5.01(6) and (7) substantially in the form of indemnity and share pledge attached hereto as Schedule 6.01(9).

(10) Non-Competition Agreement. The Vendor and SoftQuad shall have delivered to the Purchaser a non-competition agreement substantially in the form of the draft agreement attached hereto as Schedule 5.01(11).

(11) Licence Agreement re SoftQuad. The Vendor and/or SoftQuad shall have delivered a trademark licence agreement to the Purchaser substantially in the form of the licence agreement attached hereto as Schedule 5.01(12).

(12) Assignment Agreements re Vendor's Trademarks and Software. The Vendor shall have delivered an assignment agreement to the Purchaser assigning all of the Vendor's right, title and interest in and to certain trademarks to the Purchaser, in the form of the trademark assignment agreement attached hereto as Schedule 6.01(12) and all of the Vendor's right, title and interest in and to certain software to the Purchaser in the form of software assignment agreement attached hereto as
         Schedule 6.01(12).

(13) Assignment of Loans to UK Agreement. SoftQuad shall have delivered to the Purchaser an assignment agreement substantially in the form of the assignment agreement attached hereto as Schedule 6.01(13).

(14) Shareholders' Agreement. At the Closing Time, SoftQuad shall have entered into a shareholders' Agreement in the form of the agreement attached as Schedule 6.01(14) hereto;

(15) Protege Contract. Subject to obtaining the consent of Protege Software Holdings Ltd., SoftQuad hereby assigns the Protege Software Holdings Ltd. agreement with SoftQuad dated December 20, 1995, and as amended on December 20, 1996 and August 7, 1997 to the Purchaser.

(16) Payment of Accounts Payable Not Assumed. The Vendor shall have provided evidence to the satisfaction of the Purchaser, acting reasonably, that the Vendor has paid all of the accounts payable other than the Assumed Liabilities on or before closing. Failing which, SoftQuad shall execute and deliver to the Purchaser the pledge agreement in substantially the form of agreement attached hereto as Schedule 6.01(9) hereto.

(17) Employee Stock Loans. The Vendor shall have provided evidence to the satisfaction of the Purchaser, acting reasonably, that the Vendor has extended the Employee loans incurred in correction with the employee stock purchase/option plan to those employees of the Vendor to whom the Purchaser has offered employment pursuant to section 5.02(a).

(18) Opinion of Vendor Counsel. At the Closing Time, the Purchaser shall have received an opinion of legal counsel for the Vendor substantially in the form of the draft opinion attached hereto as Schedule 6.01(18), which opinion may rely on certificates of one or more senior officers of the Vendor as to factual matters and refer to opinions of local counsel.

6.02.    Waiver or Termination by Purchaser.
         ----------------------------------

         The conditions contained in Section 6.01 hereof are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendor and SoftQuad acknowledge that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor or SoftQuad herein that corresponds or is related to such condition or such part. of such condition, as the case may be. If any of file conditions contained in Section 6.01 hereof are not fulfilled or complied with as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Vendor and SoftQuad and in such event the Purchaser shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor and SoftQuad, then the Vendor and SoftQuad shall also be released from all obligations hereunder.

6.03.    Conditions to the Obligations of the Vendor
         -------------------------------------------

         Notwithstanding anything herein contained, the obligations of the Vendor and SoftQuad to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Purchaser will use its best efforts to ensure that such conditions are fulfilled.

(1) Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such Schedule or other document made pursuant hereto is given). In addition, the Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time. In addition, the Purchaser shall have delivered to the Vendor and SoftQuad a certificate confirming that the facts with respect to each of the representations and warranties of the Purchaser are as set out herein at the Closing Time and that the Purchaser has performed each of the covenants required to be performed by it hereunder.

(2) No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Vendor, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Assets contemplated hereby.

(3) Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained, including the consents referred to in Schedules 3.01(3), 3.02(6) and 3.03(4) attached hereto.

(4) Shareholders' Agreement. At the Closing Time, Vendor shall have entered into a shareholders' Agreement in the form of the agreement attached as
         Schedule 6.01(14) hereto;

(5) Promissory Note. The Purchaser shall have entered into the promissory note evidencing the loan from SoftQuad as set forth in Section 5.01(10).

(6) Opinion of Purchaser's Counsel. At the Closing Time, the Vendor shall have received an opinion of legal counsel for the Purchaser substantially in the form of the draft opinion attached hereto as
         Schedule 6.03(6), which opinion may rely on certificates of one or more senior officers of the Purchaser as to factual matters.

6.04.    Waiver or Termination by Vendor
         -------------------------------

         The conditions contained in Section 6.03 hereof are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor and SoftQuad at any time. The Purchaser acknowledges that the waiver by the Vendor and SoftQuad of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.03 hereof are not fulfilled or complied with as herein provided, the Vendor or SoftQuad may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendor and SoftQuad shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser shall also be released from all obligations hereunder.

                                   ARTICLE 7
                                    CLOSING

7.01.    Closing Arrangements
         --------------------

         Subject to the terms and conditions hereof, the transactions contemplated herein shall be closed at the Closing Time at the offices of Blaney McMurtry Stapells Friedman, 20 Queen Street West, Toronto, Ontario or at such other place or places as may be mutually agreed upon by the Vendor and the Purchaser.

7.02.    Documents to be Delivered
         -------------------------

         At or before the Closing Time, the Vendor and SoftQuad shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the

Vendor and SoftQuad pursuant to the provisions of this Agreement and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor and SoftQuad all cheques or bank drafts and all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE 8
                           INDEMNIFICATION AND SET-OFF

8.01.    Indemnity by SoftQuad and the Vendor
         ------------------------------------

(1) SoftQuad and the Vendor hereby agree to jointly and severally indemnify and save the Purchaser harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense ("Claims") which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of:

         (a) any non-performance or non-fulfilment of any covenant or agreement on the part of the Vendor and SoftQuad contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

         (b) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendor and SoftQuad contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

         (c) Claims brought by shareholders of SoftQuad in connection with this Agreement and the transactions contemplated hereby;

         (d) Claims arising out of actions of the Vendor prior to the Effective Date;

         (e) Claims brought by third parties with respect to Vendor's intellectual property rights to any of the Vendor's software assets; and

         (f) all costs and expenses including, without limitation, legal fees on a solicitor and client basis, incidental to or in respect of the foregoing;

(2)      The obligations of indemnification by the Vendor pursuant to this
         Section 8.01 will be subject to:

         (a) the limitations referred to in Section 4.01 hereof with respect to the survival of the representations and warranties by the Vendor;

         (b)      the limitations referred to in Section 4.03 hereof; and

         (c)      the provisions of Section 8.03 hereof.

8.02.    Indemnity by the Purchaser
         --------------------------

(1) The Purchaser hereby agrees to indemnify and save SoftQuad and the Vendor harmless from and against any Claims which may be made or brought against SoftQuad or the Vendor which SoftQuad or the Vendor may suffer or incur as a result of, in respect of or arising out of:

         (a) any nonperformance or non-fulfilment of any covenant or agreement on the part of the Purchaser contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

         (b) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Purchaser contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

         (c) liabilities which the Purchaser assumes pursuant to this Agreement and the transactions contemplated hereby;

         (d) Claims pursuant to this transaction by employees of the Vendor who accept the Purchaser's offer of employment;

         (e) Claims in respect of the obligation to repay certain loans to SoftQuad; and

         (f) all costs and expenses including, without limitation, legal fees on a solicitor and client basis, incidental to or in respect of the foregoing.

8.03.    Provisions Relating to Indemnity Claims
         ---------------------------------------

         The following provisions will apply to any claim (the "INDEMNITY CLAIM") by a party seeking indemnification under this Article 8 (the "INDEMNIFIED PARTY").

(1) Promptly after becoming aware of any matter that may give rise to an Indemnity Claim, the indemnified party will provide to the party against whom a claim for indemnification is sought (the "INDEMNIFYING PARTY") written notice of the Indemnity Claim specifying (to the extent that information is available) the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, an estimate of the amount of the Indemnity Claim, if an estimate is feasible in the circumstances.

(2) If an Indemnity Claim relates to an alleged liability to any other person (hereinafter, in this section, called a "THIRD PARTY LIABILITY"), including without limitation any governmental or regulatory body or any taxing authority, which is of a nature such that the indemnified party is required by applicable law to make a payment to a third party before the relevant procedure for challenging the existence or quantum of the alleged liability can be implemented or completed, then the indemnified party may, notwithstanding the provisions of subsections (3) and (4) of this section, make such payment and forthwith demand reimbursement for such payment from the indemnifying party in accordance with this Agreement; provided that, if the alleged liability to the third party as finally determined upon completion of settlement negotiations or related legal proceedings is less than the amount which is paid by the indemnifying party in respect of the related Indemnity Claim, then the indemnified party shall forthwith following the final determination pay to the indemnifying party the amount by which the amount of the liability as finally determined is less than the amount which is so paid by the indemnifying party.

(3) The indemnified party shall not negotiate, settle, compromise or pay (except in the case of payment of a judgment) any Third Party Liability as to which it proposes to assert an Indemnity Claim, except with the prior consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), unless there is a reasonable possibility that such Third Party Liability may materially and adversely affect the Condition of the Business or the indemnified party, in which case the indemnified party shall have the right, after notifying the indemnifying party, to negotiate, settle, compromise or pay such Third Party Liability without prejudice to its rights of indemnification hereunder.

(4) With respect to any Third Party Liability, provided the indemnifying party first admits the indemnified party's right to indemnification for the amount of such Third Party Liability which may at any time be determined or settled, then in any legal, administrative or other proceedings in connection with the matters forming the basis of the Third Party Liability, the following procedures will apply:

         (a) except as contemplated by clause (c) of this subsection, the indemnifying party will have the right to assume carriage of the compromise or settlement of the Third Party Liability and the conduct of any related legal, administrative or other proceedings, but the indemnified party shall have the right and shall be given the opportunity to participate in the defence of the Third Party Liability, to consult with The indemnifying party in the settlement of the Third Party Liability and the conduct of related legal, administrative and other proceedings (including consultation with counsel) and to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the indemnifying party and the indemnified party shall be retained by the indemnifying party;

         (b) The indemnifying party will co-operate with the indemnified party in relation to the Third Party Liability, will keep it fully advised with respect thereto, will provide it with copies of all relevant documentation as it becomes available, will provide it with access to all records and files relating to the defence of the Third Party Liability and will meet with representatives of the indemnified party at all reasonable times to discuss the Third Party Liability; and

         (c) notwithstanding clauses (a) and (b) of this subsection, the indemnifying party will not settle the Third Party Liability or conduct any legal, administrative or other proceedings in any manner which could, in the reasonable opinion of the indemnified party, have a material adverse affect on the Condition of the Business or the indemnified party, except with the prior written consent of the indemnified party.

(5) If, with respect to any Third Party Liability, the indemnifying party does not admit the indemnified party's right to indemnification or declines to assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability, then the following provisions will apply:

         (a) the indemnified party, at its discretion, may assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability and may defend or settle the Third Party Liability on such terms as the indemnified party, acting in good faith, considers advisable; and

         (b) any cost, loss, damage or expense incur-red or suffered by the indemnified party in the settlement of such Third Party Liability or the conduct of any legal, administrative or other proceedings shall be added to the amount of the Indemnity Claim.

8.04.    Right to Set-Off.
         -----------------

         The Purchaser, the Vendor and SoftQuad shall have the right to satisfy any amount from time to time owing by it to any of the others by way of set-off against any amount from time to time owing by such other to it, including any amount owing pursuant to Article 8 hereof.

                                   ARTICLE 9
                               GENERAL PROVISIONS

9.01.    Further Assurance.
         -----------------

         Each of the Vendor, SoftQuad and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, upon the request of another, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

9.02.    Remedies Cumulative
         -------------------

         The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any party hereto of any right or remedy for default of breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

9.03.    Notices.
         -------

         Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be sufficiently given or sent or delivered if it is:

         (a)      delivered personally to an officer or director of such party;
                  or

         (b) sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada; or

         (c)      sent by telecopy machine.

Notices shall be sent to the following addresses or telecopy numbers:

                           in the case of the Vendor:

                           SOFTQUAD INC.
                           c/o 168 Middlesex Turnpike
                           Burlington, MA
                           01803

                           Attention:                Selwyn Rabin
                           Telecopier No.:           (781) 273-5611

                           in the case of SoftQuad:

                           SOFTQUAD INTERNATIONAL INC.
                           c/o 168 Middlesex Turnpike
                           Burlington, MA
                           01803

                           Attention:                Selwyn Rabin
                           Telecopier No.:           (781) 273-5611

                           in the case of the Purchaser:

                           1308870 Ontario Inc.
                           20 Eglinton Avenue West,
                           13th Floor
                           Toronto, Ontario
                           M4R 1K8

                           Attention:                Roberto Drassinower
                           Telecopier No.:           (416) 544-0300
or to such other address or telecopies number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party given or sending or delivering such notice, designation, communication, request, demand or other document.

Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

                  (i) if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

                  (ii) if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

                  (iii) if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the Business Day the sender receives the telecopy answer back from the recipient confirming receipt by the recipient.

9.04.    Counterparts
         ------------

         This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument and, further, this Agreement may be executed by facsimile signatures.

9.05.    Expenses of Parties
         -------------------

         Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

9.06.    Brokerage and Finder's Fees
         ---------------------------

         SoftQuad agrees to indemnify the Purchaser and hold it harmless in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby which is caused by actions of the SoftQuad, the Vendor or any of its Affiliates. The Purchaser will indemnify the Vendor and SoftQuad and hold them harmless in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby which is caused by actions of the Purchaser or any of its Affiliates.

9.07.    Announcements
         -------------

         No announcement with respect to this Agreement will be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other party before making any such announcement.

9.08.    Assignment
         ----------

         This rights of each party hereunder shall not be assignable without the written consent of the other party.

9.09.    Successors and Assigns
         ----------------------

         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.10.    Entire Agreement
         ----------------

         This Agreement and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, docuirf6nts or instruments.

9.11.    Waiver
         ------

         Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

9.12.    Amendments
         ----------

         No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement under seal as of the day and year first above written.

                             1308870 ONTARIO INC.



                             by:                                          c/s
                                      -----------------------------------
                                      Name:
                                      Title


                                      Name:
                                      Title



                            SOFTQUAD INC.



                             by:                                          c/s
                                      -----------------------------------
                                      Name:
                                      Title


                                      Name:
                                      Title



                             SOFTQUAD INTERNATIONAL INC.



                             by:                                          c/s
                                      -----------------------------------
                                      Name:
                                      Title


                                      Name:
                                      Title